Exhibit 24

          CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
            WITH REGARD TO INNOVATIVE COATINGS CORPORATION

                    TAUBER & BALSER, P.C.
                 Certified Public Accountants
                   3340 Peachtree Road, N.E.
                         Suite 250
                     Atlanta, GA 30326


                INDEPENDENT AUDITORS' CONSENT

We hereby consent to the use of our report dated March 26, 2002 accompanying the financial statements of Innovative Coatings Corporation as of December 31, 2001 and 2000, included in the Company's Annual Report on Form 10-KSB.

/s/ Tauber and Balser, P.C.
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Tauber & Balser, P.C.
Atlanta, Georgia
April 18, 2002